SECOND AMENDMENT TO
            GUM TECH INTERNATIONAL, INC. STOCK OPTION PLAN

This Second Amendment (this "Second Amendment") to that certain Gum Tech International, Inc. Stock Option Plan, as amended (collectively, the "Plan") is being made this --- day of March, 1996, pursuant to Section 11.2 of Plan. The Board of Directors of Gum Tech International, Inc. have resolved to amend and restate Exhibit 'A' to the Plan as set forth on the attached Exhibit 'A'.

          IN WITNESS WHEREOF, this plan has been adopted by the Board of Directors of the Company effective the 6th day of March, 1996.

                                       GUM TECH INTERNATIONAL, INC.,
                                       a Utah corporation

                                       By:  /s/  J. EPERT
                                           -------------------------------------

                                            Its:  President
                                                  ------------------------------

                                  EXHIBIT "A"

                 Gum Tech International, Inc. Stock Option Plan

                         Grant of Incentive Stock Option

Date of Grant:

     THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Gum Tech International, Inc.. a Utah corporation ("Company") to ---------------- (the " Grantee"). who is an employee officer or director of Company.


     WHEREAS, the Board of Directors of Company (the "Board") effective March 1, 1995, adopted the Gum Tech International, Inc. Stock Option Plan (the "Plan");

     WHEREAS, the Plan provides for the granting of stock options by a committee to be appointed by the Board (the "Committee") to directors, officers and key employees of Company to purchase, or to exercise certain rights with respect to, shares of the Common Stock of Company, par value per share (the "Stock"), in accordance with the terms and provisions thereof; and

     WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of stock options under the Plan, and has determined that it would be in the best interest of Company to grant the stock options documented herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Grant of Option
           ----------------

     Subject to the terms and conditions hereinafter set forth, Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to --------------- shares of Stock at a price of $ -------------- per share, the fair market value of such shares at the time of the grant. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the

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Option are hereinafter sometimes referred to as the "Option Shares."

Section 2.  Exercise of Option
            ------------------

     Subject to such further limitations as are provided herein, the Option shall become exercisable any time after the date of the Grant, subject to the limitations set forth in Section 3 below.

Section 3.  Termination of Option
            ---------------------

     3.1 The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of three (3) years from the Date of Grant (the "Option Term").

     3.2 In the event of the death or disability of the Grantee, the Option may be exercised by the Grantee or the Grantee's legal representative(s) at any time within the one year anniversary date of the Grantee's death, but only to the extent that the Option would otherwise have been exercisable by the Grantee.

     3.3 In the event of that Grantee is no longer a key management employee, officer or director of the Company, the Option may be exercised by the Grantee or its legal representative(s) at any time within 90 days after the Grantee is no longer a key management employee, officer or director if the Option Shares are subject to an S-8 Registration Statement filed with the Securities Exchange Commission and at any within one year after the Grantee is no longer a key management employee, officer or director if the Option Shares are not subject to an S-8 Registration Statement filed with the Securities Exchange Commission.

     3.4 Notwithstanding any other pvosisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting Company, (ii) breach any covenant not to compete, or employment contract, with the Company or any subsidiary of Company, or (iii) engage in conduct wthat would warrnat the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon or any subsidiary of Company), any unexercised portion of the Option shall immediately terminate and be void.

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Section 4.  Exercise of Options
            -------------------

     4.1 The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

     4.2 Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date

     On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as Company may elect) upon full payment for such Option Stock. The obligations of Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     4.3 If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by Company. The date specified in the grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

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Section 5. Adjustment of and Changes in Stock of Company
           ----------------------------------------------

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

Section 6.  Fair Market Value
            -----------------

     As used herein, the fair market value of a share of Stock shall be the value determined by the resolution of the Board of Directors of the Company.

Section 7.  No Right of Stockholders
            ------------------------

     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

Section 8.  Non-Transferability of Option
            ------------------------------

     During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any personal representative, guardian, conservator or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject OT attachment, execution or other similar process. In no event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

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Section 9.  Employment Not Affected
            ------------------------

     The granting of the Option nor its exercise shall not be construed as granting to the Grantee, if he is an employee of the Company, any right with respect to continuance of employment of the Company. Except as may otherwise be limited by a written agreement between the Company and the Grantee, the right of the Company to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Company, as the Company or on behalf of the Company (whichever the case may be), and acknowledged by the Grantee.

Section l0.  Amendment of Option
             --------------------

     The Option may be amended by the Board or the Committee at any time (I) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (I), with the consent of the Grantee.

Section 11.  Notice
             ------

     Any notice to Company provided for in this instrument shall be addressed to it in care of its Secretary at the following address:

                          Gum Tech International, Inc.
                            4205 North Seventh Avenue
                                    Suite 300
                             Phoenix, Arizona 85013

and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

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Section 12. Incorporation of Plan by Reference
            ----------------------------------

     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

Section 13.  Governing Law
             -------------

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Arizona.

     IN WITNESS WHEREOF, Company has caused its duly authorized officers to execute and attest this Grant of Incentive Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

                                       GUM TECH INTERNATIONAL, INC.

                                       By:
                                       Its:

                                       ACCEPTED AND AGREED TO:

                                       By:

                                                Grantee